UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

HOMETOWN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-207488	46-5705488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 E. Grant Street

Woodstown, NJ, 08098

(Address of principal executive offices) (Zip Code)

(856) 759-9034

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

As first disclosed in the Current Report on Form 8-K (the “Original Form 8-K”) filed by Hometown International, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission on March 20, 2020, the Board of Directors of the Company (the “Board”) authorized the issuance of warrants to the shareholders of record as of March 31, 2020 (the “Record Date”). This Current Report on Form 8-K is being filed to disclose that, as of March 31, 2020, the Board has determined to extend the Record Date to April 15, 2020. As of such date, the Company shall issue to each shareholder of record: (i) five Class A Warrants entitling the holder thereof to purchase five shares of the Company’s common stock at an exercise price of $1.25 per share, (ii) five Class B Warrants entitling the holder thereof to purchase five shares of the Company’s common stock at an exercise price of $1.50 per share, (iii) five Class C Warrants entitling the holder thereof to purchase five shares of the Company’s common stock at an exercise price of $1.75 per share, and (iv) five Class D Warrants entitling the holder thereof to purchase five shares of the Company’s common stock at an exercise price of $2.00 per share, with each warrant expiring on April 15, 2035 (collectively, the “Warrants”). The distribution of the Warrants to the shareholders of the Company as of April 15, 2020 will be pursuant to an exemption from registration under the Securities Act of 1933, as amended.

Copies of the forms of Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants were attached to the Original Form 8-K as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETOWN INTERNATIONAL, INC.

Date: March 31, 2020	By:	/s/ Paul F. Morina
Paul F. Morina
Chief Executive Officer and Chief Financial Officer

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